EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167476) of PAA Natural Gas Storage, L.P. of our report dated January 22, 2010 relating to the financial statements, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, Texas
March 2, 2011